                                                                    EXHIBIT 10.5

                                 AMENDMENT NO. 4

     AMENDMENT NO. 4, dated as of September 24, 1999 (this "Amendment"), to the Fourth Amended and Restated Credit Agreement, dated as of December 21, 1998, by and among Insight Communications Company, L.P., the Lenders party thereto, CIBC Inc. and Fleet Bank, N.A., as Co-Agents, and The Bank of New York, as Agent and as Issuing Bank, as amended by Waiver No. 1 and Amendment No. 1, dated as of December 21, 1998, Waiver No. 2 and Amendment No. 2, dated as of December 31, 1998, and Amendment No. 3, dated as of July 1, 1999 (as so amended, the "Credit Agreement").

                                    RECITALS

     I. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     II. The Borrower has proposed to engage in a series of transactions as follows:

          A. The Borrower has agreed to acquire 50.0% of the partnership interests in InterMedia Capital Partners VI, L.P.

          B. The Borrower and a subsidiary of AT&T Broadband & Internet Services will form a limited partnership and a limited liability company, each to be 50.0% owned by each of them.

          C. Each of the Borrower and AT&T Broadband & Internet Services will cause all of the equity interests in each of Indiana and InterMedia Capital Partners VI, L.P. to be contributed to the newly formed limited partnership.

     III. In connection with the foregoing, the Borrower has requested that the Agent agree to amend the Credit Agreement upon the terms and conditions contained herein, and the Agent is willing so to agree.

     Accordingly, in consideration of the Recitals and the terms and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Borrower and the Agent agree as follows:

     1. Section 1.1 of the Credit Agreement is amended by (a) deleting the defined terms "Consolidated Annualized Cash Flow", "Knafel", "Negative Pledge Agreement", and "Willner" therefrom, and (b) deleting the following from the end thereof:

          Each of the following terms shall have the meaning set forth in Amendment No. 3, dated as of July 1, 1999, to the Credit Agreement ("Amendment No. 3"):

          "Corporate Restructuring"
          "Insight Holdings"
          "IPO"

             Insight Communications Company, L.P. -- Amendment No. 4


     2. Section 1.1 of the Credit Agreement is further amended by deleting the defined term "Super-majority
Lenders" therefrom.

     3. Section 1.1 of the Credit Agreement is further amended by adding the following defined terms thereto in appropriate alphabetical order:

          "Approved Subordinated Debt": Indebtedness for borrowed money incurred by the Borrower to Insight Holdings, provided that (a) the maturity date therefor is not earlier than December 31, 2006, (b) the terms and conditions thereof are less restrictive upon the Borrower and the Subsidiaries than those contained in the Loan Documents, and (c) such Indebtedness, together with all interest thereon and fees payable in respect thereof, is subordinated to the obligations of the Credit Parties under the Loan Documents pursuant to the Approved Subordination Agreement.

          "Approved Subordination Agreement": a subordination agreement, executed and delivered by the Borrower and Insight Holdings to the Agent, substantially in the form of Exhibit L hereto.

          "Effective Acquisition Cost": with respect to any Acquisition, the Acquisition Cost less the sum of each of the following to the extent included therein: (a) cash consideration paid or agreed to be paid from the proceeds of (i) the incurrence by the Borrower of Approved Subordinated Debt, and/or (ii) additional capital contributed to the Borrower from Insight Holdings in the form of cash, and (b) consideration in the form of common stock of Insight Holdings.

          "IM6": as defined in Section 8.3(f).

          "IM6 Acquisition": as defined in Section 8.3(f).

          "Insight Holdings": Insight Communications Company, Inc., a Delaware corporation.

          "Insight-TCI JV Companies": as defined in Section 8.5(i).

          "IPO": the initial public offering of shares of common stock of Insight Holdings.

          "Source Media Investment": any and all Investments made pursuant to
     Section 8.5(j).

          "System Cash Flow": as of any date of determination, an amount equal to (a) gross revenues minus operating expenses (other than corporate overhead and administrative expenses), in each case for the fiscal quarter most recently ended in respect of which the Borrower shall have delivered the Compliance Certificate pursuant to Section 7.1(c), directly attributable to the cable television systems owned and operated by the Borrower and the Restricted Subsidiaries,

             Insight Communications Company, L.P. -- Amendment No. 4


     multiplied by (b) four. Notwithstanding anything to the contrary contained in this definition, for purposes of determining "System Cash Flow" only, all Acquisitions, Dispositions and Exchanges occurring during a fiscal quarter shall be deemed to have occurred on the first day of such quarter.

          "Vested Employees": certain employees of the Borrower and/or the Restricted Subsidiaries.

     4. Each of the following terms contained in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:

          "Collateral Documents": collectively, the Borrower Security Agreement, the Subsidiary Guaranty, the Approved Subordination Agreement, if any, the Pledge Agreement, and all documents executed or delivered in connection with any of the foregoing.

          "Consolidated Cash Flow": for any period, net income of the Borrower and its Restricted Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP plus (i) the sum of, without duplication, each of the following with respect to the Borrower and its Restricted Subsidiaries, to the extent utilized in determining such net income: (a) all interest expense, and (b) depreciation, amortization and other non-cash charges, minus (ii) the sum of, without duplication, each of the following with respect to the Borrower and its Restricted Subsidiaries, to the extent utilized in determining such net income: (a) extraordinary gains and losses from sales, exchanges and other dispositions of Property not in the ordinary course of business, (b) other non-recurring items, and
     (c) management fees that accrued during such period that were not paid during such period or at any time before the date of delivery, pursuant to
     Section 7.1(c), of the Compliance Certificate for the last full fiscal quarter included in such period, minus (iii) all Restricted Payments made by the Borrower pursuant to Section 8.6(iii) during such period.

          "Control Group": collectively, Sidney Knafel and his Family Group, Michael Willner and his Family Group and Kim Kelly and her Family Group.

          "Excluded Transactions": the Americable Acquisition, the Falcon Swap, the Source Media Investment and the IM6 Acquisition.

     5. The term "Capital Expenditures" contained in Section 1.1 of the Credit Agreement is amended by adding the following sentence to the end thereof:

     Notwithstanding anything to the contrary contained in this defined term, "Capital Expenditures" shall exclude, to the extent otherwise included therein, Capital Expenditures directly attributable to the IM6 Acquisition.

     6. The term "Adjusted Consolidated Annualized Cash Flow" contained in
Section 1.1 of the Credit Agreement is amended by replacing the term "Consolidated Annualized Cash Flow"

             Insight Communications Company, L.P. -- Amendment No. 4


appearing therein with "Consolidated Cash Flow".

     7. The term "Consolidated Fixed Charges" contained in Section 1.1 of the Credit Agreement is amended by replacing the reference "Section 8.6(ii)" with "paragraphs (ii) and (iv) of Section 8.6".

     8. Clause (v) of the term "Excess Cash Flow" contained in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:

     (v) Restricted Payments made pursuant to paragraphs (ii) and (iv) of
     Section 8.6 during such fiscal year,

     9. The term "Special Counsel" contained in Section 1.1 of the Credit Agreement is amended by deleting the name "Emmet, Marvin & Martin, LLP" and inserting in its place the name "Bryan Cave, LLP".

     10. The term "Unrestricted Subsidiary" contained in Section 1.1 of the Credit Agreement is amended by adding the terms "Insight-TCI LP, Insight-TCI LLC," immediately after the term "ICCO Operating,".

     11. Section 7.1(c) of the Credit Agreement is amended and restated in its entirety as follows:

          (c) Within 45 days after the end of each of the first three fiscal quarters (90 days after the end of the last fiscal quarter) of each fiscal year (i) a Compliance Certificate, certified by a Financial Officer of the Borrower, and (ii) a copy of a financial statement setting forth the System Cash Flow of the Borrower and the Restricted Subsidiaries on a Consolidated basis for such quarter, setting forth in each case in comparative form the figures for the corresponding quarter of the immediately preceding fiscal year, certified by a Financial Officer of the Borrower as presenting fairly in all material respects the System Cash Flow of the Borrower and the Restricted Subsidiaries on a Consolidated basis for such quarter.

     12. Section 8.1 of the Credit Agreement is amended by (a) replacing the amount "$5,000,000" in clause (iii) thereof with "$10,000,000", (b) deleting the word "and" at the end of clause (vi) thereof, and (c) amending and restating clause (vii) thereof as follows:

     (vii)(a) Indebtedness of the Borrower in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding, (b) Approved Subordinated Debt of the Borrower, and/or (c) Indebtedness of the Borrower pursuant to a guarantee of up to $30,000,000 of Indebtedness of certain subsidiaries of IM6 (the "IM6 Guarantee"), provided that, immediately before and after giving effect to each incurrence of Indebtedness under this clause (vii), no Default shall or would have occurred and be continuing and the Borrower shall be in pro-forma compliance with Section 7.11.

     13. Sections 8.3(f) and 8.3(g) of the Credit Agreement are amended and restated in their entirety as follows:

             Insight Communications Company, L.P. -- Amendment No. 4


          (f) provided that both immediately before and after giving effect thereto, no Default shall or would exist

               (1) the Falcon Swap,

               (2) the Acquisition of certain cable television systems located in Indiana and previously identified to the Lenders from Americable International - Michigan - Inc. and certain affiliates thereof for total consideration not in excess of $10,850,000 (exclusive of normal course adjustments) in cash (the "Americable Acquisition"), and/or

               (3) the Acquisition by the Borrower of 50.0% of the partnership interests in InterMedia Capital Partners VI, L.P. ("IM6"), together with all of the limited partnership interests in each of the subsidiaries of IM6 that are not owned by IM6, for $327,185,000 (subject to adjustment as provided in the purchase agreement therefor) in cash (the "Cash Consideration") plus the assumption of approximately $430,000,000 million in debt (the "IM6 Acquisition"), provided that (1) it is consummated in all material respects in accordance with such purchase agreement, and (2) during the period beginning on July 1, 1999 and ending on the date of the IM6 Acquisition, Insight Holdings shall have contributed to the Borrower in the form of additional capital, an aggregate amount in cash equal to no less than the sum of the Cash Consideration plus an amount equal to all fees and expenses payable by the Borrower and the Restricted Subsidiaries in connection with the IM6 Acquisition, in each case to the extent due and payable on or prior to the closing thereof; and

          (g) other Acquisitions, provided, however, that (1) immediately before and after giving effect to each Acquisition made pursuant to this paragraph
     (g) that has an Effective Acquisition Cost in excess of $1.00, the ratio of Consolidated Total Debt to System Cash Flow shall be less than or equal to 5.00:1.00, (2) the Acquisition Cost in respect of all Acquisitions (other than Aquisitions of cable television systems) made pursuant to this paragraph (g) shall not exceed $10,000,000 in the aggregate during any fiscal year or $25,000,000 in the aggregate during the period from the Effective Date to the termination of this Agreement, (3) immediately before and after giving effect to each Acquisition made pursuant to this paragraph
     (g), no Default shall or would exist, (4) the Borrower will be in compliance with each of the financial covenants contained in Section 7.11 on a pro-forma basis after giving effect to such Acquisition and any Indebtedness incurred or assumed in connection therewith, (5) immediately after giving effect to each such Acquisition, all of the representations and warranties contained in Section 4 shall be true and correct as if then made (except to the extent such representations and warranties specifically relate to an earlier date, in

             Insight Communications Company, L.P. -- Amendment No. 4


     which case such representations and warranties shall have been true and correct on and as of such earlier date), and the Agent shall have received a certificate of a Financial Officer of the Borrower to such effect, (6) the Agent and the Lenders shall have been given five Business Days' prior written notice thereof, (7) the Agent shall have received a certificate signed by a Financial Officer of the Borrower, identifying the Person or Property to be acquired, the name of the Person making such Acquisition and setting forth the total consideration to be paid in respect of such Acquisition, (8) the conditions of Section 8.14 shall have been satisfied, and (9) the Agent shall have received such other information or documents as the Agent shall have reasonably requested.

     14. Section 8.4(c) of the Credit Agreement is amended by (a) replacing the percentage "10%" in clause (ii) thereof with "30%", and (b) replacing the percentage "25%" in clause (iii) thereof with "50%".

     15. Section 8.4(d) of the Credit Agreement is amended by replacing the term "Super-majority" with "Required".

     16. Section 8.5 of the Credit Agreement is amended by (i) replacing the amount "$8,000,000" in paragraph (g) thereof with "$15,000,000", (ii) deleting the word "and" at the end of paragraph (g) thereof, (iii) replacing the period at the end of paragraph (h) thereof with a semi-colon, and (iv) adding the following to the end thereof:

          (i)(1) the formation by the Borrower and TCI of Indiana Holdings, Inc. ("TCI Holdings") of a limited partnership ("Insight-TCI LP") and a limited liability company ("Insight-TCI LLC" and, together with Insight-TCI LP, the "Insight-TCI JV Companies"), each to be 50.0% owned by the Borrower and TCI Holdings, (2) the contribution by the Borrower of $15,000 to Insight-TCI LLC, (3) the contribution by the Borrower to Insight-TCI LP of all of the partnership interests held by the Borrower in IM6 and the subsidiaries thereof (collectively, the "IM6 Contribution"), provided that TCI Holdings causes all of the remaining partnership interests in IM6 to be contributed to Insight-TCI LP substantially contemporaneously therewith, and/or (4) the contribution by the Borrower to Insight-TCI LP of all of the membership interests held by the Borrower in Indiana, provided that (A) TCI Holdings causes all of the remaining membership interests in Indiana to be contributed to Insight-TCI LP substantially contemporaneously therewith, and (B) it is made contemporaneously with the IM6 Contribution; and

          (j) the Borrower may (1) purchase common stock and common stock purchase warrants in Source Media, Inc. for cash consideration not in excess of $12,000,000, and/or (2) purchase a 50.0% interest in a joint venture to be formed by the Borrower and Source Media, Inc. for cash consideration not in excess of $13,000,000, provided that with respect to each Investment pursuant to this paragraph (j), no Default shall exist immediately before or after giving effect to such Investment.

             Insight Communications Company, L.P. -- Amendment No. 4


     17. Section 8.6 of the Credit Agreement is amended by (a) deleting the word "and" at the end of paragraph (i) thereof, (b) deleting the period at the end of paragraph (ii) thereof, and (c) adding the following to the end thereof:

          (iii) the Borrower may at any time and from time to time declare and pay dividends and other distributions to Insight Holdings in an amount equal to the Borrower's pro rata share of all out-of-pocket administrative, legal, accounting, and stock transfer expenses incurred by Insight Holdings, provided that, immediately before and after giving effect thereto, no Default shall or would have occurred; and

          (iv) the Borrower may at any time and from time to time declare and pay dividends and other distributions to Insight Holdings in an amount equal to the Borrower's pro rata share of all out-of-pocket advisory fees incurred by Insight Holdings to Non-affiliates, provided that, immediately before and after giving effect thereto, no Default shall or would have occurred. For purposes hereof, "Non-affiliates" means any Person other than
     (a) any Affiliate or other affiliate of Insight Holdings or the General Partner, including any subsidiary of Insight Holdings or the General Partner, (b) any partner, director, officer or employee of any Person listed in clause (a) hereof, or (c) any member of a Family Group of any Person listed in clauses (a) or (b) hereof.

     For purposes of the preceding clauses (iii) and (iv) of this Section 8.6, the Borrower's "pro rata share" shall be (a) 100% until such time, if any, as Insight Holdings has any direct investment in any Person or Operating Entity (other than the Borrower), and (b) thereafter, such percentage as shall reasonably approximate the proportion that the Borrower's gross revenues bears to the sum of (x) the Borrower's gross revenues, plus (y) the gross revenues attributable to all such direct investments.

     18. Section 8.7 of the Credit Agreement is amended by replacing the amount "$15,000,000" appearing therein with "$20,000,000".

     19. Section 8.14(c) of the Credit Agreement is amended by (a) inserting the designation "(X)" immediately after the phrase "the Borrower or any of its Restricted Subsidiaries may create or acquire", and (b) inserting the phrase ", and/or (Y) the Insight-TCI JV Companies" immediately before the period at the end thereof.

     20. Each of Sections 9.1(f) and 9.1(j) of the Credit Agreement is amended by inserting the term ", Insight Holdings" immediately after the term "Restricted Subsidiaries" in each place it appears therein.

     21. Section 9.1(h) of the Credit Agreement is amended by inserting the term ", Insight Holdings" immediately after the phrase "the General Partner," in each place it appears therein.

     22. Section 9.1(i) of the Credit Agreement is amended by inserting the term ", Insight

             Insight Communications Company, L.P. -- Amendment No. 4


Holdings" immediately after the phrase "the General Partner" in each place it appears therein.

     23. Section 9.1(n) of the Credit Agreement is amended and restated in its entirety as follows:

          (n) (1) the Borrower shall cease to be, directly or indirectly, a wholly-owned Subsidiary of Insight Holdings, (2) any of the Capital Stock of the Borrower shall be subject to any Lien (other than Liens (i) securing the obligations of the Borrower and the Subsidiaries under the Loan Documents, and/or (ii) arising by operation of law in the ordinary course of business of Insight Holdings), (3) the Control Group shall fail to beneficially own shares of the issued and outstanding common stock of Insight Holdings representing at least 25.0% of the number of votes of all classes of common stock of Insight Holdings, voting as a single class, or
     (4) any Person or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), shall hold a greater percentage of the number of votes of all classes of common stock of Insight Holdings, voting as a single class, than the Control Group; or

     24. All of the obligations, if any, of the Borrower, Sidney R. Knafel, ICC Associates, L.P., Insight Communications, Inc., and Insight Finance Corporation under the Negative Pledge Agreement and the Affiliate Subordination Agreement are hereby terminated, other than the obligations, if any, that by the terms of such agreements survive termination.

     25. The Credit Agreement is amended by adding a new Exhibit L thereto in the form of Exhibit L to this Amendment.

     26. Except as otherwise provided in paragraph 27, paragraphs 1 through 25 hereof shall not be effective until such time as each of the following shall have occurred:

          (a) Required Lenders and each of the Guarantors shall have consented hereto in writing, and

          (b) the Borrower shall have paid to the Agent all fees that the Borrower may have agreed in writing to pay to the Agent (for its own account or for the account of the Lenders) in connection herewith.

     27. Notwithstanding anything to the contrary contained in paragraph 26, paragraphs 2 and 15 hereof shall not be effective until such time as Super-majority Lenders shall have consented hereto in writing.

     28. The Borrower (a) reaffirms and admits the validity and enforceability of each Loan Document and all of its obligations thereunder, (b) agrees and admits that it has no defense to or offset against any such obligation, and (c) represents and warrants that, as of the date of the execution and delivery hereof by the Borrower and assuming the effectiveness of all of the provisions of this Amendment, no Default has occurred and is continuing, and that each of the representations and warranties made by it in the Credit Agreement is true and correct with the

             Insight Communications Company, L.P. -- Amendment No. 4


same effect as though such representation and warranty had been made on such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date.

     29. In all other respects, the Loan Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Loan Document shall be deemed to be an amendment in respect of any other term or condition contained in any Loan Document.

     30. This Amendment may be executed in any number of counterparts all of which, when taken together, shall constitute one agreement. In making proof of this Amendment, it shall only be necessary to produce the counterpart executed and delivered by the party to be charged.

     31. THIS AMENDMENT IS BEING EXECUTED AND DELIVERED IN, AND IS INTENDED TO BE PERFORMED IN, THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCEABLE IN ACCORDANCE WITH, AND BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

             Insight Communications Company, L.P. -- Amendment No. 4


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                   INSIGHT COMMUNICATIONS COMPANY, L.P.

                                   By:  ICC ASSOCIATES, L.P.,
                                        the sole general partner thereof

                                   By:  INSIGHT COMMUNICATIONS, INC.,
                                        the sole general partner thereof


                                   By: ________________________________________

                                   Name: ______________________________________

                                   Title: _____________________________________

             Insight Communications Company, L.P. -- Amendment No. 4


                                   THE BANK OF NEW YORK,
                                   individually, as Issuing Bank and as Agent


                                   By: ________________________________________

                                   Name: ______________________________________

                                   Title: _____________________________________

             Insight Communications Company, L.P. -- Amendment No. 4


                                   CIBC INC.,
                                   individually and as Co-Agent


                                   By: ________________________________________

                                   Name: ______________________________________

                                   Title: Executive Director,
                                          CIBC Oppenheimer Corp.,
                                          As Agent

             Insight Communications Company, L.P. -- Amendment No. 4


                                   FLEET BANK, N.A.,
                                   individually and as Co-Agent


                                   By: ________________________________________

                                   Name: ______________________________________

                                   Title: _____________________________________

             Insight Communications Company, L.P. -- Amendment No. 4


                                   BANK OF MONTREAL


                                   By: ________________________________________

                                   Name: ______________________________________

                                   Title: _____________________________________

             Insight Communications Company, L.P. -- Amendment No. 4


                                   BANKBOSTON, N.A.


                                   By: ________________________________________

                                   Name: ______________________________________

                                   Title: _____________________________________

             Insight Communications Company, L.P. -- Amendment No. 4


                                   PNC BANK, NATIONAL ASSOCIATION


                                   By: ________________________________________

                                   Name: ______________________________________

                                   Title: _____________________________________

             Insight Communications Company, L.P. -- Amendment No. 4


                                   BANKERS TRUST COMPANY


                                   By: ________________________________________

                                   Name: ______________________________________

                                   Title: _____________________________________

             Insight Communications Company, L.P. -- Amendment No. 4


                                   acknowledged and consented to:

                                   INSIGHT FINANCE CORPORATION


                                   By: ________________________________________

                                   Name: ______________________________________

                                   Title: _____________________________________



                                   INSIGHT HOLDINGS OF OHIO, LLC


                                   By: ________________________________________

                                   Name: ______________________________________

                                   Title: _____________________________________